UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2008

PORTLAND GENERAL ELECTRIC COMPANY

(Exact name of registrant as specified in its charter)

Oregon	1-5532-99	93-0256820
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 SW Salmon Street, Portland, Oregon 97204

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (503) 464-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 29, 2008, Portland General Electric Company (PGE or the Company) appointed Maria M. Pope as the Company’s Senior Vice President of Finance, Chief Financial Officer and Treasurer, effective January 1, 2009. She will also serve as PGE’s designated principal financial officer and principal accounting officer for Securities and Exchange Commission reporting purposes. Ms. Pope, who is 43 years of age, will succeed James J. Piro, who currently serves as Executive Vice President – Finance, Chief Financial Officer and Treasurer. As previously disclosed, Mr. Piro will become PGE’s President and Co-Chief Executive Officer effective January 1, 2009 and will become sole Chief Executive Officer, effective March 1, 2009, following the retirement of PGE’s current Chief Executive Officer, Peggy Y. Fowler.

Ms. Pope has served as Vice President and Chief Financial Officer for Mentor Graphics Corporation, a software company based in Wilsonville, Oregon, since July 2007. Prior to joining Mentor Graphics, Ms. Pope was Vice President and General Manager, Wood Products Division of Pope & Talbot, Inc, a pulp and wood products company, from December 2003 to April 2007. She also served as Pope and Talbot’s Vice President, Chief Financial Officer and Secretary from 1999 to 2003.

Ms. Pope has served as a member of PGE’s Board of Directors since January 2006, as a member of the Audit Committee since April 2006 and as a member of the Finance Committee since October 2006. Ms. Pope has resigned from PGE’s Board of Directors effective December 31, 2008. Corbin A. McNeill, Jr., Chairman of PGE’s Board of Directors, has been appointed to the Company’s Audit Committee effective December 31, 2008 to fill the position vacated by Ms. Pope.

The Compensation and Human Resources Committee of the Board of Directors has set Ms. Pope’s annual base compensation at $400,008, effective January 1, 2009. The Compensation and Human Resources Committee also determined that the target award amount for Ms. Pope’s annual cash incentive award for 2009 under the Company’s 2008 Annual Cash Incentive Master Plan for Executive Officers will be 55 percent. Ms. Pope will also receive a signing bonus in the amount of $50,000, as well as standard perquisites and benefits available to PGE executive officers. In addition, Ms. Pope will be eligible to receive restricted stock units and other awards under the Company’s 2006 Stock Incentive Plan, as amended.

Ms. Pope will also be eligible to participate in the Company’s long term incentive program. The long term incentive program for 2009 is expected to be approved by the Compensation and Human Resources Committee in the first quarter of 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

Date: December 30, 2008	By:	/s/ James J. Piro
James J. Piro
Executive Vice President, Finance,
Chief Financial Officer and Treasurer

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